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                                 June 30, 1997





Board of Directors
CIENA Corporation
920 Elkridge Landing Road
Linthicum, Maryland  21090


Ladies and Gentlemen:


           We are acting as counsel to CIENA Corporation, a Delaware corporation (the "Company"), in connection with its registration statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering by the Company of up to 1,252,060 shares of the Company's common stock, par value $.01 per share, (the "Primary Shares") and up to 10,247,940 shares of common stock to be offered by Selling Stockholders (the "Secondary Shares"). Included among the Secondary Shares are up to 269,150 shares issuable upon exercise of employee stock options held by certain Selling Stockholders (the "Option Shares"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

           For purposes of this opinion letter, we have examined copies of the following documents:

           1.   An executed copy of the Registration Statement.

           2. The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on June 30, 1997 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.





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Board of Directors
June 30, 1997
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           3.   The Bylaws of the Company, as certified by the Secretary of the
                Company on the date hereof as then being complete, accurate and in effect.

           4. The proposed forms of underwriting agreement and international underwriting agreement by and among the Company and the prospective underwriters for the offering, filed as Exhibit
                1.01 to the Registration Statement (collectively, the "Underwriting Agreement").

           5. Resolutions of the Board of Directors of the Company adopted on June 1, 1997, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Primary Shares and arrangements in connection therewith.

           6. Resolutions of the Board of Directors of the Company relating to the original issuance of the Secondary Shares, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

           In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the accuracy, completeness and authenticity of the foregoing certifications (of public officials, governmental agencies and departments and corporate officers) and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

           This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

           Based upon, subject to and limited by the foregoing, we are of the opinion that:





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Board of Directors
June 30, 1997
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           (a)   Following (i) final action of the Pricing Committee of the
Board of Directors of the Company approving the price of the Primary Shares,
(ii) execution and delivery by the Company of the Underwriting Agreement, (iii) effectiveness of the Registration Statement, (iv) issuance of the Primary Shares pursuant to the terms of the Underwriting Agreement and (v) receipt by the Company of the consideration for the Primary Shares specified in the resolutions of the Board of Directors and the Pricing Committee referred to above, the Primary Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware; and

           (b) Assuming receipt by the Company of the consideration for the Secondary Shares specified in the resolutions of the Board of Directors relating to the original issuance of the Secondary Shares, (and, in the case of the Option Shares, due and proper exercise of the related employee stock options in accordance with the terms thereof) the Secondary Shares are (and, in the case of the Option Shares, the Option Shares will be upon their issuance) validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

           We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

           We hereby consent to the filing of this opinion letter as Exhibit
5.01 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.





                                        Very truly yours,


                                        HOGAN & HARTSON L.L.P.